                                                   EXHIBIT 11
                                                       Fully Diluted
                                       EPS Number        EPS Number                                 Fully Diluted
                                       of Shares         of Shares      Net Income       EPS             EPS
                                   ------------------------------------------------------------------------------
Three months ended 3/96                1,674,263         1,678,046       $409,738       $0.24           $0.24
Three months ended 3/97                2,010,179         2,010,179       $463,632       $0.23           $0.23


                                                             Fully
THREE MONTHS ENDED 3/96                  Average           Diluted
                                   -------------------------------
Average Shares Outstanding             1,463,400         1,463,400
Warrants                                 199,000           199,000
Options - 1 vested                       122,000           122,000
Options - 2 vested                        53,400            53,400
Options - 2 vested                           400               400
Gross Shares                           1,838,200         1,838,200
Shares repurchased                       163,937           160,154
Shares for EPS Calculation             1,674,263         1,678,046
Warrants                                   $5.50             $5.50
Options - 1 vested                         $5.00             $5.00
Options - 2 vested                         $7.00             $7.00
Options - 2 vested                         $9.25             $9.25
Warrants                              $1,094,500        $1,094,500
Options - 1 vested                      $610,000          $610,000
Options - 2 vested                      $373,800          $373,800
Options - 2 vested                        $3,700            $3,700
Dollars for repurchase                $2,082,000        $2,082,000
Price                                     $12.70            $13.00

                                                             Fully
THREE MONTHS ENDED 3/97                  Average           Diluted
                                   -------------------------------
Average Shares Outstanding             1,888,166         1,888,166
Warrants                                       0                 0
Options - 1 vested                       122,000           122,000
Options - 2 vested                        71,200            71,200
Options - 2 vested                           800               800
Gross Shares                           2,082,166         2,082,166
Shares repurchased                        71,987            71,987
Shares for EPS Calculation             2,010,179         2,010,179
Warrants                                   $5.50             $5.50
Options - 1 vested                         $5.00             $5.00
Options - 2 vested                         $7.00             $7.00
Options - 2 vested                         $9.25             $9.25
Warrants                                      $0                $0
Options - 1 vested                      $610,000          $610,000
Options - 2 vested                      $498,400          $498,400
Options - 2 vested                        $7,400            $7,400
Dollars for repurchase                $1,115,800        $1,115,800
Price                                     $15.50            $15.50